UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 4, 2016, the board of directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) designated Thomas Liguori, the executive vice president and chief financial officer, as the Company’s principal accounting officer as defined by the Securities and Exchange Commission. As disclosed in the Company’s Form 8-K filed on November 17, 2014, William G. Trupkiewicz, our vice president and controller, assumed the additional role of principal accounting officer related to the announced transition of our former chief financial officer. The Board reviewed the responsibilities associated with Mr. Liguori’s role as executive vice president and chief financial officer, and determined that such role includes the responsibilities of principal accounting officer.  Mr. Trupkiewicz continues to serve as vice president and controller.   Mr. Liguori, age 58, has served as the Company’s executive vice president and chief financial officer since May 18, 2015.  For Mr. Liguori’s business experience, please see the Company’s Form 8-K filed on April 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: November 7, 2016	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary